Brilliant Earth Reports Second Quarter 2023 Results
Generated Record Q2 Orders and Exceeded Profitability Expectations
Generated GAAP Diluted EPS of $0.01 and Adjusted Diluted EPS of $0.04
Raises Fiscal 2023 Profitability Outlook

SAN FRANCISCO, Calif. – August 9, 2023 (GLOBE NEWSWIRE) – Brilliant Earth Group, Inc. (“Brilliant Earth” or the “Company”) (Nasdaq: BRLT), an innovative, digital-first jewelry company and global leader in ethically sourced fine jewelry, today announced financial results for the three and six months ended June 30, 2023.
Second Quarter 2023 Highlights (quarterly period ended June 30, 2023):
•Delivered net sales of $110.2 million, a 1.3% increase from the prior year, achieving a record number of orders for the second quarter and reflecting growing demand for and resonance of the Brilliant Earth brand.
•Expanded gross margin to 57.6% by 450 basis points for the second quarter, compared to the second quarter of 2022, driven by continued strong brand resonance, differentiated product offerings, performance of the Company's pricing engine, procurement efficiencies and benefits from the Company's enhanced extended warranty program.
•Generated strong profitability:
◦Net income was $1.2 million for the second quarter.
◦Adjusted EBITDA was $7.7 million for the second quarter; and
•Continued omnichannel leadership: In the second quarter of 2023, Brilliant Earth opened four new showrooms, bringing its U.S. showroom count to 32 as of June 30, 2023.

Beth Gerstein, Co-Founder and Chief Executive Officer said, “We delivered a strong second quarter, highlighted by: increased revenue with sustained growth on a four-year CAGR basis; expansion in gross margin and an adjusted EBITDA that exceeded our expectations, reflecting the increasing resonance of our premium brand, the agility with which we execute and the advantages of our asset light, data-driven operating model. During the quarter, we delivered our best Mother’s Day gifting performance in our history while also continuing to grow our market share and expanding our showroom footprint.”

“We enter the second half of the year with positive momentum for our Brand, strong demand for our distinct and curated bridal and fine jewelry, and continued confidence in our full year growth goals.”

Second Quarter 2023 Financial Highlights
•Net sales were $110.2 million, compared to $108.8 million in the second quarter of 2022, with 21.2% growth in Total Orders partially offset by a 16.4% decrease in AOV.
•Gross profit was $63.5 million, or a 57.6% gross profit margin, compared to $57.8 million, or a 53.1% gross profit margin in the second quarter of 2022.
•Net income was $1.2 million, compared to net income of $3.8 million in the second quarter of 2022.
•Adjusted net income was $4.0 million, compared to $6.0 million in the second quarter of 2022 (3).
•Adjusted EBITDA was $7.7 million, compared to $9.6 million in the second quarter of 2022 (3).

Second Quarter Results

	Q2 2023	Q2 2022	% Change
Total Orders	42,849	35,366	21.2%
AOV	$2,571	$3,077	(16.4)%
($ in millions, except per share amounts)
Net Sales	$110.2	$108.8	1.3%
Net income allocable to Brilliant Earth Group, Inc. (1)	$0.1	$0.4	(75.0)%
Net income, as reported	$1.2	$3.8	(67.1)%
Net income margin	1.1%	3.4%	(67.6)%
Adjusted net income (3)	$4.0	$6.0	(33.3)%
GAAP Diluted EPS (2)	$0.01	$0.03	(66.7)%
Adjusted Diluted EPS (3)	$0.04	$0.06	(33.3)%
Adjusted EBITDA (3)	$7.7	$9.6	(19.6)%
Adjusted EBITDA margin (3)	7.0%	8.8%	(20.5)%
*Percentage changes may not recalculate due to rounding
(1)    Represents net income allocable to Brilliant Earth Group, Inc. during the second quarter of 2023 and 2022
(2)    Represents GAAP Diluted EPS for the second quarter of 2023 and 2022
(3)    Adjusted net income, Adjusted Diluted EPS, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See “Disclosure Regarding Non-GAAP Financial Measures and Key Metrics” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures

Six Month Results

	YTD June 2023	YTD June 2022	% Change
Total Orders	78,480	67,738	15.9%
AOV	$2,649	$3,083	(14.1)%
($ in millions, except per share amounts)
Net Sales	$207.9	$208.8	(0.5)%
Net income allocable to Brilliant Earth Group, Inc. (1)	$0.1	$0.8	(87.5)%
Net income, as reported	$0.8	$7.1	(88.8)%
Net income margin	0.4%	3.4%	(88.2)%
Adjusted net income (3)	$6.4	$10.7	(40.2)%
GAAP Diluted EPS (2)	$0.01	$0.06	(83.3)%
Adjusted Diluted EPS (3)	$0.07	$0.11	(36.4)%
Adjusted EBITDA (3)	$13.3	$18.0	(26.2)%
Adjusted EBITDA margin (3)	6.4%	8.6%	(25.6)%
*Percentage changes may not recalculate due to rounding
(1)    Represents net income allocable to Brilliant Earth Group, Inc. during the six months ended June 30, 2023 and 2022
(2)    Represents GAAP Diluted EPS for the six months ended June 30, 2023 and 2022
(3)    Adjusted net income, Adjusted Diluted EPS, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See “Disclosure Regarding Non-GAAP Financial Measures and Key Metrics” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures

Fiscal 2023 Outlook

Net sales	$460 million - $490 million
Adjusted EBITDA	$22 million - $35 million
Webcast and Conference Call Information
Brilliant Earth will host an investor conference call and webcast to discuss second quarter results today, August 9, 2023, at 5:00 p.m. ET/2:00 p.m. PT. The webcast can be accessed at https://investors.brilliantearth.com. The conference call can be accessed by using the following link: https://register.vevent.com/register/BI8823ef088edf490d8bebb1e529c39f8b. After registering, an email will be sent including dial-in details and a unique conference call pin required to join the live call. A replay of the webcast will remain available on the website for 90 days.
About Brilliant Earth
Brilliant Earth is a digitally native, omnichannel fine jewelry company and a global leader in ethically sourced fine jewelry. Led by our co-founders Beth Gerstein and Eric Grossberg, the Company’s mission since its founding in 2005 has been to create a more transparent, sustainable, and compassionate jewelry industry. Headquartered in San Francisco, CA and Denver, CO, Brilliant Earth has more than 30 showrooms across the United States and serves customers in over 50 countries worldwide.
Disclosure Regarding Non-GAAP Financial Measures and Key Metrics
In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has included certain non-GAAP financial measures in this release, including Adjusted EBITDA, Adjusted Net income, Adjusted Diluted EPS and Adjusted EBITDA margin. These non-GAAP financial measures provide users of our financial information with useful information in evaluating our operating performance and exclude certain items from net income that may vary substantially in frequency and magnitude from period to period.

We define EBITDA as net income before interest, taxes, depreciation and amortization. We define Adjusted EBITDA as net income before interest, income taxes, depreciation, amortization of cloud-based software implementation costs, adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of our core operations. These items include showroom pre-opening expense, equity-based compensation expense, costs to fund the Brilliant Earth Foundation and transaction costs and other expenses that we did not incur in the normal course of business. We define Adjusted EBITDA margin as Adjusted EBITDA calculated as a percentage of net sales. We believe that Adjusted EBITDA and Adjusted EBITDA margin, which eliminate the impact of certain expenses that we do not believe reflect our underlying business performance, provide useful information to investors to assess the performance of our business.

We define Adjusted Net income as net income adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of our core operations. These items include showroom pre-opening expense, equity-based compensation expense, costs to fund the Brilliant Earth Foundation and transaction costs and other expenses that we did not incur in the normal course of business. We define Adjusted Diluted EPS as Adjusted Net income, divided by the diluted weighted average shares of common stock outstanding. The diluted weighted average shares of common stock outstanding is derived from the historical diluted weighted average shares of common stock assuming such shares were outstanding for the entirety of the period presented. We believe Adjusted Net income and Adjusted diluted Earnings Per Share, which eliminate the impact of certain expenses that we do not believe reflect our underlying business performance, provide useful information to investors to assess the performance of our business.

Please refer to “GAAP to Non-GAAP Reconciliations” located in the financial supplement in this release for a reconciliation of GAAP to non-GAAP financial information.

This release includes forward-looking guidance for certain non-GAAP financial measures, including Adjusted EBITDA. These measures will differ from net income (loss), determined in accordance with GAAP, in ways similar to those described in the reconciliations at the end of this release. We are not able to provide, without unreasonable effort, guidance for net income (loss), determined in accordance with GAAP, or a reconciliation of guidance for Adjusted EBITDA to the most directly comparable GAAP measure because the Company is not able to predict with reasonable certainty the amount or nature of all items that will be included in net income.

This press release also contains certain key business metrics which are used to evaluate our business and growth trends, establish budgets, measure the effectiveness of our sales and marketing efforts, and assess operational efficiencies. We define total orders as the total number of customer orders delivered less total orders returned in a given period (excluding those repair, resize, and other orders which have no revenue). We view total orders as a key indicator of the velocity of our business and an indication of the desirability of our products to our customers. Total orders, together with AOV, is an indicator of the net sales we expect to recognize in a given period. Total orders may fluctuate based on the number of visitors to our website and showrooms, and our ability to convert these visitors to customers. We believe that total orders is a measure that is useful to investors and management in understanding our ongoing operations and in an analysis of ongoing operating trends. We define average order value, or AOV, as net sales in a given period divided by total orders in that period. We believe that AOV is a measure that is useful to investors and management in understanding our ongoing operations and in an analysis of ongoing operating trends. AOV varies depending on the product type and number of items per order. AOV may also fluctuate as we expand into and increase our presence in additional product categories and price points, and open additional showrooms.

Forward-Looking Statements

This press release contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this press release may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy, and plans and objectives of management for future operations, including, among others, statements regarding expected growth and future capital expenditures, are forward-looking statements. In some cases, you can identify forward-looking statements by terms, such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “evolve,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “strategy,” “target,” “will,” or “would,” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. You should not rely upon forward-looking statements as predictions of future events. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including, but not limited to: the Company has grown rapidly in recent years and has limited operating experience at our current scale of operations; the Company may be unable to manage growth effectively; increases in costs of diamonds, other gemstones and precious metals and supply shortages; the Company’s ability to maintain a low cost of production and distribution; fluctuations in the pricing and supply of diamonds, other gemstones, and precious metals, particularly responsibly sourced natural and lab-grown diamonds and recycled precious metals such as gold, increases in labor costs for manufacturing such as wage rate increases, as well as inflation, and energy prices; the Company’s ability to cost-effectively turn existing customers into repeat customers or to acquire new customers; risks related to the Company’s expansion plans in the U.S.; an overall decline in the health of the economy and other factors impacting consumer spending, such as recessionary conditions, governmental instability, war or the threat of war, and natural disasters may affect consumer purchases; the Company has a history of losses, and may be unable to sustain profitability; competition in the fine jewelry retail industry; the Company’s ability to manage its inventory balances and inventory shrinkage; a decline in sales of Create Your Own rings would negatively affect the Company’s business, financial condition, and results of operations; the Company ability to maintain and enhance its brand; the Company’s marketing efforts to help grow its business may not be effective; environmental, social, and governance matters may impact the Company’s business and reputation; risks related to the Company’s e-commerce and omnichannel business; the Company’s ability to effectively anticipate and respond to changes in consumer preferences and shopping patterns; the Company’s results of operations and operating cash flows could fluctuate on a quarterly and annual basis, which may make it difficult to predict its future performance; the Company’s principal asset is its interest in Brilliant Earth, LLC, and, as a result, the Company depends on distributions from Brilliant Earth, LLC to pay its taxes and expenses; risks related to the Company’s obligations under its Tax Receivable Agreement and its organizational structure; and the other risks and uncertainties described in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, which filing is available at www.sec.gov. We qualify all of our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this press release. Except as required by applicable law, we undertake no obligation to update or revise any forward-looking statements contained in this press release, whether as a result of any new information, future events or otherwise.

Contacts:
Investors:
Allison Malkin
ICR
BrilliantEarth@icrinc.com

BRILLIANT EARTH GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Net sales	$110,184	$108,809	$207,882	$208,847
Cost of sales	46,695	50,988	90,717	100,910
Gross profit	63,489	57,821	117,165	107,937
Operating expenses:
Selling, general and administrative	62,129	52,145	115,895	96,961
Income from operations	1,360	5,676	1,270	10,976
Interest expense	(1,280)	(1,146)	(2,486)	(2,922)
Other income (expense), net	1,192	(49)	2,035	(108)
Loss on extinguishment of debt	—	(617)	—	(617)
Income before tax	1,272	3,864	819	7,329
Income tax expense	(37)	(113)	(24)	(209)
Net income	1,235	3,751	795	7,120
Net income allocable to non-controlling interest	1,087	3,327	699	6,340
Net income allocable to Brilliant Earth Group, Inc.	$148	$424	$96	$780

Earnings per share:
Basic	$0.01	$0.04	$0.01	$0.07
Diluted	$0.01	$0.03	$0.01	$0.06
Weighted average shares of common stock outstanding:
Basic	11,796,639	10,810,627	11,593,416	10,412,922
Diluted	96,889,854	96,208,702	96,820,285	96,386,862

BRILLIANT EARTH GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	June 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$149,605	$154,649
Restricted cash	207	205
Inventories, net	39,413	39,331
Prepaid expenses and other current assets	10,938	11,764
Total current assets	200,163	205,949
Property and equipment, net	22,200	16,554
Deferred tax assets	9,367	8,948
Operating lease right of use assets	38,333	27,812
Other assets	3,266	3,311
Total assets	$273,329	$262,574

Liabilities and equity
Current liabilities:
Accounts payable	$9,496	$11,032
Accrued expenses and other current liabilities	34,163	37,833
Current portion of deferred revenue	22,258	18,505
Current portion of operating lease liabilities	4,983	3,873
Current portion of long-term debt	3,250	3,250
Total current liabilities	74,150	74,493

Long-term debt, net of debt issuance costs	57,924	59,462
Operating lease liabilities	39,712	28,537
Payable pursuant to the Tax Receivable Agreement	7,897	6,893
Other long-term liabilities	12	48
Total liabilities	179,695	169,433

Commitments and contingencies (Note 10)

Equity
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, none issued and outstanding at June 30, 2023 and December 31, 2022, respectively	—	—
Class A common stock, $0.0001 par value, 1,200,000,000 shares authorized; 12,037,565 and 11,246,694 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	1	1
Class B common stock, $0.0001 par value, 150,000,000 shares authorized; 35,583,600 and 35,482,534 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	4	4
Class C common stock, $0.0001 par value, 150,000,000 shares authorized; 49,119,976 and 49,119,976 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	5	5
Class D common stock, $0.0001 par value, 150,000,000 shares authorized; none issued and outstanding at June 30, 2023 and December 31, 2022, respectively	—	—
Additional paid-in capital	7,882	7,256
Retained earnings	3,759	3,663
Equity attributable to Brilliant Earth Group, Inc.	11,651	10,929
NCI attributable to Brilliant Earth, LLC	81,983	82,212
Total equity	93,634	93,141
Total liabilities and equity	$273,329	$262,574

Unaudited GAAP to Non-GAAP Reconciliations
(in thousands, except share and per share amounts)

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Net income, as reported	$1,235	$3,751	$795	$7,120
Interest expense	1,280	1,146	2,486	2,922
Income tax expense	37	113	24	209
Depreciation expense	940	398	1,891	747
Amortization of cloud-based software implementation costs	139	36	263	36
Showroom pre-opening expense	1,671	1,331	3,443	1,806
Equity-based compensation expense	2,627	2,148	4,885	4,252
Loss on extinguishment of debt	—	617	—	617
Other (income) expense, net (1)	(1,192)	49	(2,035)	108
Transaction costs and other expense (2)	1,000	34	1,532	180
Adjusted EBITDA	$7,737	$9,623	$13,284	$17,997
Net income margin	1.1%	3.4%	0.4%	3.4%
Adjusted EBITDA margin	7.0%	8.8%	6.4%	8.6%
(1)Other (income) expense, net consists primarily of interest and other miscellaneous income, partially offset by expenses such as losses on exchange rates on consumer payments.
(2)These expenses are those that we did not incur in the normal course of business. These expenses for both the three and six month period ended June 30, 2023 include a $1 million charitable contribution.

ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Net income attributable to Brilliant Earth Group, Inc., as reported (1)	$148	$424	$96	$780
Net income impact from assumed redemption of all LLC Units to common stock (2)	1,087	3,327	699	6,340
Net income, as reported	1,235	3,751	795	7,120
Income tax expense associated with conversion (3)	(281)	(850)	(181)	(1,603)
Tax effected net income after assumed conversion	954	2,901	614	5,517
Equity-based compensation expense	2,627	2,148	4,885	4,252
Loss on extinguishment of debt	—	617	—	617
Showroom pre-opening expense	1,671	1,331	3,443	1,806
Other income, net (4)	(1,192)	49	(2,035)	108
Transaction costs and other expense (5)	1,000	34	1,532	180
Tax impact of adjustments	(1,062)	(1,064)	(2,024)	(1,760)
Adjusted net income	$3,998	$6,016	$6,415	$10,720
Diluted weighted average of common stock assumed outstanding	96,889,854	96,208,702	96,820,285	96,386,862

Diluted earnings per share:
As reported	$0.01	$0.03	$0.01	$0.06
As adjusted	$0.04	$0.06	$0.07	$0.11

(1)Represents net income allocable to Brilliant Earth Group, Inc. for the three months and six months ended June 30, 2023 and 2022.
(2)It is assumed that we will elect to issue common stock upon redemption of LLC Units rather than cash settle.
(3)Brilliant Earth Group, Inc. is subject to U.S. Federal income taxes, in addition to state and local taxes with respect to its allocable share of any net taxable income of Brilliant Earth, LLC. Acquisition of LLC units by Brilliant Earth Group, Inc. causes all of the taxable income currently recognized by the members of Brilliant Earth, LLC to become taxable to the Company.
(4)Other (income) expense, net consists primarily of interest and other miscellaneous income, partially offset by expenses such as losses on exchange rates on consumer payments.
(5)These expenses are those that we did not incur in the normal course of business. These expenses for both the three and six month period ended June 30, 2023 include a $1 million charitable contribution.